UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600 Irving, TX (Address of principal executive offices)		75063-2547 (Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The Federal Home Loan Bank of Dallas (the “Bank”) obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are the joint and several obligations of the 12 Federal Home Loan Banks (each individually, a “FHLBank” and collectively, the “FHLBanks”). Consolidated obligations are sold to the public through the Office of Finance, a joint office of the 12 FHLBanks, using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the 12 FHLBanks. Consolidated obligations are not obligations of, nor are they guaranteed by, the United States Government.
The table below summarizes all consolidated obligation bonds committed to be issued by the FHLBanks for which the Bank is the primary obligor, on the trade date(s) indicated. To the extent applicable, the table also includes any consolidated obligation bonds with a remaining term in excess of one year for which the Bank assumed the primary repayment obligation from another FHLBank on the trade date(s) indicated. Debt assumptions, if any, are identified by an asterisk (*) in the “Trade Date” column of the table. Due to their short-term maturities of one year or less, consolidated obligation discount notes issued on behalf of (or assumed by) the Bank in the ordinary course of business are not included in the table set forth below. Furthermore, consolidated obligations that may have been issued on behalf of other FHLBanks as primary obligors are not included in the table.
In reviewing the information contained in this Current Report on Form 8-K, please note the following:
•	the Bank has not made a judgment as to the materiality of any particular consolidated obligation bond or bonds;
•	the table does not include any information with regard to interest rate exchange agreements (or other derivative instruments) into which the Bank has entered (or may enter) as a result of its asset/liability management and that may be associated, directly or indirectly, with one or more of the reported consolidated obligation bonds;
•	the information provided in the table will not enable a reader to compute changes in the total consolidated obligations outstanding for which the Bank is the primary obligor because the table does not include consolidated obligation discount notes nor does it address whether the proceeds from the issuance of the reported consolidated obligation bond(s) will be used to satisfy called or maturing consolidated obligations or for other business purposes. The Bank reports the total consolidated obligations outstanding for which it is the primary obligor in the Bank’s periodic reports filed with the Securities and Exchange Commission (“SEC”);
•	the par amounts reported in the table represent the principal amounts of the reported consolidated obligation bonds, which may not correspond to the amounts reported in the Bank’s financial statements prepared in accordance with generally accepted accounting principles contained in its periodic reports filed with the SEC, because the par amounts do not take into account any discounts, premiums or hedging adjustments that may be associated with the consolidated obligation bonds; and
•	the footnotes accompanying the table are intended to include descriptions of the various types and styles of consolidated obligation bonds that are most likely to be issued on behalf of (or assumed by) the Bank; the footnotes do not include, nor are they intended to include, descriptions of all of the various types and styles of consolidated obligation bonds that may be issued on behalf of other FHLBanks as primary obligors.

Trade		Settlement	Maturity	Next Pay	Call	Call	Rate Type/Rate	Next	Initial	Par
Date	CUSIP	Date	Date	Date	Type (1)	Style (2)	Sub-Type (3)(4)	Call Date	Coupon Rate	Amount
11/15/2006	3133XHWG3	12/6/2006	12/6/2018	6/6/2007	Optional Principal Redemption	European	Fixed/Constant	12/6/2010	5.50%	$15,000,000

11/20/2006	3133XHXY3	12/12/2006	12/12/2016	6/12/2007	Optional Principal Redemption	Bermudan	Fixed/Step-Up	6/12/2007	5.75%	$25,000,000
(1)	Call Type Description:
Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Scheduled Amortizing bonds repay principal based upon a predetermined amortization schedule, in accordance with the terms of the bond.

(2)	Call Style Description:
American - redeemable continuously on and after the first redemption date and until maturity.
Bermudan - redeemable on specified recurring dates on and after the first redemption date until maturity.
European - redeemable on a specific date only.
Canary - redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

(3)	Rate Type Description:
Conversion bonds have coupons that convert from fixed to variable or from variable to fixed on a predetermined date, according to the terms of the bond; in some cases, the variable coupon may be subject to an interest rate cap.
Fixed bonds pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds pay interest at rates that reset periodically over the life of the bond based upon an index such as 1-month or 3-month LIBOR, according to the terms of the bond.
(4)	Rate Sub-Type Description:
Constant bonds pay interest at constant fixed rates over the life of the bond, according to the terms of the bond.
Step-Down bonds pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up bonds pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up/Step-Down bonds pay interest at increasing fixed rates and then at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Capped Floater bonds pay interest at variable rates subject to an interest rate ceiling, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 17, 2006, the Bank completed its director election process for directorships that will commence on January 1, 2007. This process took place in accordance with the rules governing the election of Federal Home Loan Bank directors as specified in the Federal Home Loan Bank Act of 1932, as amended, and the related regulations of the Federal Housing Finance Board (“Finance Board”). A description of the Bank’s director election process is contained in the Bank’s amended Registration Statement on Form 10 filed with the SEC on April 14, 2006.
Two new directors, Tyson T. Abston and H. Gary Blankenship, were elected to serve three-year terms that will commence on January 1, 2007. Mr. Abston serves as President and Chief Executive Officer of Guaranty Bond Bank in Mount Pleasant, Texas. Mr. Blankenship serves as Chairman and Chief Executive Officer of Bank of the West in Irving, Texas. The committees of the Bank’s Board of Directors to which Mr. Abston and Mr. Blankenship will be named have not been determined at the time of filing this report.
In addition, Charles G. Morgan, Jr. and Anthony S. Sciortino were re-elected to serve three-year terms commencing on January 1, 2007. Mr. Morgan serves as President and Chief Executive Officer of Pine Bluff National Bank in Pine Bluff, Arkansas and has served as a director of the Bank since 2004. Mr. Morgan currently serves on the Board of Directors’ Risk Management Committee (for which he serves as Vice Chairman) and Affordable Housing and Economic Development Committee. Mr. Sciortino serves as a board member, President and Chief Executive Officer of State-Investors Bank in Metairie, Louisiana and has served as a director of the Bank since 2003. Currently, Mr. Sciortino serves on the Board of Directors’ Executive Committee, Government Relations Committee (for which he serves as Chairman), and Human Resources Committee. At the time of filing this report, it has not been determined whether Mr. Morgan or Mr. Sciortino will continue to serve on these same committees in 2007.
Since January 1, 2005, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the elected directors named above and any other persons pursuant to which that director was selected.
As a cooperative, the Bank’s products and services are provided almost exclusively to its members. In the ordinary course of business, transactions between the Bank and its members are carried out on terms which either are determined by competitive bidding in the case of auctions for Bank advances and deposits or are established by the Bank, including pricing and collateralization terms, under its Member Products and Credit Policy, which treats all similarly situated members on a non-discriminatory basis. The Bank provides, in the ordinary course of its business, products and services to members whose officers or directors serve (or have been elected to serve) as directors of the Bank (“Directors’ Financial Institutions”). The Bank’s products and services are provided to Directors’ Financial Institutions on terms that are no more favorable to them than comparable transactions with other similarly situated members of the Bank.
The terms of elected directors Chesley N. Brooks, Jr. and James E. DuBose, each representing the State of Texas, will expire on December 31, 2006. In addition, the terms of the following appointed directors will expire on that same date: Sarah S. Agee, Mary E. Ceverha and Bobby L. Chain. Each of these directors was appointed by the Finance Board to serve a three-year term that commenced on January 1, 2004. Currently, Mr. Brooks and Ms. Ceverha serve as Chairman and Vice Chairman, respectively, of the Bank’s Board of Directors.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: November 21, 2006	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer